Exhibit 1

WESTPAC CONSUMER BANK AND BUSINESS BANK UPDATE 24 March 2016 All metrics in this presentation relate to the Consumer Bank or Business Bank divisions of Westpac Banking Corporation unless otherwise stated. Financial data is in A$ and as at 30 September 2015 unless otherwise stated. A webcast of this presentation including a question and answer session will be available on our website at www.westpac.com.au/investorcentre (commencing 9.30am) Westpac Banking Corporation ABN 33 007 457 141

 | Consumer Bank and Business Bank Update I 24 March 2016 The Service Revolution Our five strategic priorities 2 Service Leadership Digital Transformation Performance Discipline Targeted Growth Workforce Revolution One of the World’s Great Service Companies 21st Century Bank Region’s Best Performing Bank Building new Growth Highways Talent Factory Measures Strategic Priorities ROE above 15% +1m customers (2015-2017) Increased products per customer Expense to income ratio below 40% in next 3 years Stronger growth in wealth, SME and Asia Leading employee engagement

 | Consumer Bank and Business Bank Update I 24 March 2016 New structure drives accountability & clarity 3 Consumer Bank George Frazis BT Financial Group Brad Cooper Business Bank David Lindberg Institutional Bank Lyn Cobley New Zealand David McLean • Unique portfolio of brands • Consistent performance metrics • Clear accountability for the end-to-end customer experience

 CONSUMER BANK George Frazis Chief Executive

 | Consumer Bank and Business Bank Update I 24 March 2016 Westpac’s Consumer Bank is well positioned to grow 5 Consumer Bank starts from a position of strength Executing a clear, service-based strategy Retail banking is attractive but some industry challenges Led by an experienced management team Positioned for quality growth

 | Consumer Bank and Business Bank Update I 24 March 2016 Consumer Bank overview 6 8.4m customers $168bn deposits 1,108 branches $7bn revenue ~9,100 employees $321bn loans 1 in every 3 Australians 26% of Group employees Market share1,2 23% Market share1,3 23% 2nd largest network 34% of Group revenue 30 September 2015 1 Represents Westpac Group market share. 2 APRA housing credit market share as at 30 September 2015. 3 APRA household deposit market share as at 30 September 2015.

 | Consumer Bank and Business Bank Update I 24 March 2016 Distribution network Consumer Bank division 7 1 Includes BTFG. 2 Includes Auto loans. Consumer Bank balance sheet 30 Sept 2015 308 9 4 Lending ($bn) Mortgages Credit cards Personal loans 125 43 Deposits ($bn) Savings/transactions Term deposits Third Party Distribution Mix of Australian balance sheet 30 Sept 2015 308 55 13 Mortgages ($bn) Consumer Bank Business Bank Other 13 9 Other consumer lending ($bn) Consumer Bank Business Bank 1 2

 | Consumer Bank and Business Bank Update I 24 March 2016 Operating environment supportive 8 1 Source ABS based on population growth for the four years to June 2015. 2 Source ABS trend growth in GDP for December quarter 2014 to December quarter 2015. 3 Source Westpac Economics. 4 Source APRA banking household deposits January 20115 to January 2016. 5 Source ABS as at February 2016. 6 Source ABS, Westpac Economics as at 30 September 2015. 7 RBA cash rate. 8 As at 30 September 2015, refer slide 72 of the Westpac Full Year 2015 Financial Result and Investor Discussion Pack for further details. Annual population growth over the last four years1 350k Housing credit 7.5% growth3 Household deposit 9.0%growth4 Australian market continues to be attractive Risk/return fundamentals sound Sydney rental 1.9% vacancy rate6 Unemployment 5.8% rate5 2.00% Cash rate7 Customers ahead of scheduled repayments8 74% 2.8% GDP Growth2

 | Consumer Bank and Business Bank Update I 24 March 2016 Strong housing fundamentals 9 Increase in mortgage interest rate buffers (%) 4.68 7.25 3 5 7 9 Mar-14 Jun-14 Sep-14Dec-14Mar-15 Jun-15 Sep-15Dec-15Mar-16 Westpac SVR inc package discount (%) Westpac minimum assessment ('floor') rate (%) 1 Sources REIA, Westpac Economics. 2 Sources ABS, CoreLogic RP Data, APM, Residex, Westpac Economics. 3 As at 30 September 2015. Excludes RAMS. 4 Dynamic LVR represents the loan-to-value ratio taking into account the current outstanding loan balance, changes in security value and other loan adjustments. Property valuation source Australian Property Monitors. Population vs dwelling stock (ann avg change ‘000)1 210 226 187 236 196 300 360 77 98 114 125 136 125 132 1950s 1960s 1970s 1980s 1990s 2000s last 4 years population dwelling stock* * net of demolitions – implied by Census data; Westpac estimates Australian housing loan-to-value ratios (LVRs)3, 4 (%) 0 20 40 60 80 0<=60 60<=70 70<=80 80<=90 90<=95 95+ 2H15 drawdowns LVR at origination Portfolio LVR at origination Portfolio dynamic LVR Capital city dwelling prices2 (% growth) -20 -10 0 10 20 30 40 Mar-10 Mar-11 Mar-12 Mar-13 Mar-14 Mar-15 Mar-16 Sydney Melbourne Brisbane Perth * 6mth annualised growth rates, all dwellings, composite of all measures, seasonally adjusted

 | Consumer Bank and Business Bank Update I 24 March 2016 Consumer Bank well placed 10 Wealth Penetration (%)3,4 Dec 2015 – 12MMA Strong franchise, satisfaction & Good momentum Sound cross sell lower complaints 81.6 83.8 84.3 82.8 Peer 1 Westpac Peer 2 Peer 3 2.8 3.0 3.1 2.7 Peer 1 Westpac Peer 2 Peer 3 15.1 19.5 19.7 11.6 Peer 1 Westpac Peer 2 Peer 3 0.8 0.9 0.8 1.0 1.3 1Q15 2Q15 3Q15 4Q15 1Q16 Deposit system multiple2 0.9 1.1 0.7 1.0 1.4 1Q15 2Q15 3Q15 4Q15 1Q16 Products held per customer3,4 Dec 2015 – 6MMA Customer Satisfaction (%)3,5 Housing system multiple Dec 2015 – 6MMA 1 Consumer Bank complaints6 (#) Mar-15 Jun-15 Sep-15 Dec-15 Down 29% 1 Source RBA Financial Aggregate. 2 Source APRA Banking Statistics Household Deposits. 3 MMA is monthly moving average. Data based on Roy Morgan Research December 2015. 4 For further details on metric provider including definition refer page 146 of the Westpac Group Full Year 2015 Financial Result and Investor Discussion Pack. 5 For further details on metric provider including definition refer page 145 of the Westpac Group Full Year 2015 Financial Result and Investor Discussion Pack. 6 Branch based complaints.

 | Consumer Bank and Business Bank Update I 24 March 2016 Looking ahead – industry challenges and opportunities 11 • Capital, liquidity and cost of funds • Credit cards • Impairments Regulatory and market change • Customer behaviour • Digitisation • Product and process simplification Customer and digital change

 | Consumer Bank and Business Bank Update I 24 March 2016 Strategy focused on 5 priorities 12 New customers Home loans MyBank Digital Service quality Examples • Multi-brand reaches a broader customer set • Clear priority segments established • Everyday banking service focus • Immediate top-up assessment and approval and borrowing capacity for a new home; Wonder • Fast and paperless, application to settlement • Customer service hub for home ownership • Particular focus on wealth/insurance • Improved digital and mobile capabilities • 12 month onboarding program to deepen relationships • Streamline acquisition of new customers • New service experiences • Self-service / straight through processing • Continuous improvement in productivity • Enhancing strong culture with launch of “Our Service Promise” program • Further reduce complaints by fixing pain points • Capturing NPS1 at interaction across channels 1 NPS is net promoter score. NPS is a trademark of Bain & Co Inc., Satmetrix Systems, Inc., and Mr Frederick Reichheld.

 | Consumer Bank and Business Bank Update I 24 March 2016 Continuous transformation through 90 day drops… New customers Home loans MyBank Digital Service quality 1Q16 2Q16 • 10 min onboarding with a simple online process for new transaction accounts • Digital block/unblock capability for Westpac cards • ‘Banker in your Pocket’ for St.George, Bank of Melbourne and BankSA • ‘One Click’ opening of savings accounts for existing customers • BT Super For Life open and serve on mobile • 20% reduction in time to make payments from Westpac and St.George on mobile 13 • Open account in branch in 3 minutes so customers walk out working • Unlock conditionally pre-approved Credit Cards/Personal Loans in St.George • Wonder for home owners available for all Westpac customers • Launched ‘Our Service Promise’ – An enhanced customer service program to deliver our service revolution • Self service proof of balance and interim transactions in Westpac • Credit card auto-pay in Westpac • Digital settlement

 | Consumer Bank and Business Bank Update I 24 March 2016 …delivering results Attract Deepen Simplify Walk out working Instant call centre access via mobile banking 14 Easy switching - enhancing customers’ knowledge of their property options xxxxx xxxxx Automate Proof of balance requests

Experienced leadership team

Distribution heads



Bernadette Inglis
Group GM
Westpac Retail & Premium
25yrs | 6yrs



Ross Miller
GM St.George Retail Banking
19yrs | 19yrs



Scott Tanner
Chief Executive
Bank of Melbourne
31yrs | 6yrs



Nick Reade
Chief Executive
BankSA
29yrs | 2yrs



Martine Jager
Chief Executive RAMS &
Chief Marketing Officer
14yrs | 5yrs



Tony MacRae
GM Third Party Distribution
27yrs | 20yrs

Business heads



Peter Sarantzouklis
Chief Product Officer
21yrs | 8yrs



Tom Boyles
Chief Customer Officer
22yrs | <1yr



Dirk McLeish
GM, Conduct – Consumer, Commercial & Business Bank
16yrs | 9yrs



Anthony Hughes
GM, Customer Service Hub & Home Owns
15yrs | 4yrs

Functional heads



Mark Jones
Chief Financial Officer
16yrs | 2yrs



Charlotte Middleton
Chief Risk Officer
24yrs | <1yr



Mike Wood
Chief Information Officer
28yrs | 2yrs



Paul Lewis
Senior Head of Strategy & Network Transformation
14yrs | <1 yr



Carol Separovich
General Manager, Human Resources
20yrs | 2yrs

Experience in financial services (first figure) | Experience with Westpac Group (second figure)

15 | Consumer Bank and Business Bank Update I 24 March 2016

Westpac GROUP

 | Consumer Bank and Business Bank Update I 24 March 2016 Summary 16 New structure embedded and delivering Five strategic priorities – each with detailed plans and deliverables Well positioned to capture significant opportunities Operating environment continues to be supportive of sound returns

 BUSINESS BANK David Lindberg Chief Executive

 | Consumer Bank and Business Bank Update I 24 March 2016 Westpac Business Bank is strongly positioned 18 A scale business, starting from a position of strength Good operating momentum Investments beginning to deliver Four clear strategic priorities Business is focused on delivering

 | Consumer Bank and Business Bank Update I 24 March 2016 New operating structure: accountability & opportunity 19 Placeholder Btitrlaen hdesre Westpac Commercial Westpac SME • 17,000 commercial connections • 3,000 agri connections • Turnover $5-$100m • Debt levels $2-$30m • 36% of revenues • 550,000 SME and micro businesses • Turnover <$5m • Debt level2 <$3m • 29% of revenues St.George Business Banking Specialist Products & Services • 7,000 commercial and corporate connections • 250,000 SME and micro businesses • Turnover <$500m • Debt level <$200m • 23% of revenues • Auto – retail & wholesale • Centre of excellence for equipment finance, trade and cashflow solutions • 12% of direct revenues, plus 10% of indirect revenues Distribution businesses1 Placeholder Ftiutlne chteiornes Product Digital Marketing Transformation HR Risk Finance Technology Reports to functional Group Executive. 1 Turnover and debt levels refer to customer turnover and debt level. 2 Debt level is based on maximum borrowing for business lending and does not include residential property lending.

 | Consumer Bank and Business Bank Update I 24 March 2016 A valuable, scale business – starting from a position of strength 20 ~3,000 bankers 1st MFI1 As at 30 September 2015 23.5% MFI share1 $102bn deposits $146bn lending Mortgages $55bn Business lending $83bn Specialist consumer $8bn $5bn revenue 24% of Group revenue #1 NPS2 1 Main financial institution, as at 31 December 2015. Source DBM. 2 NPS is net promoter score. Source is DBM. NPS is a trademark of Bain & Co Inc., Satmetrix Systems, Inc., and Mr Frederick Reichheld. For further details on basis of calculation, refer slide 145 of Westpac’s Full Year 2015 Financial Result and Investor discussion pack

 | Consumer Bank and Business Bank Update I 24 March 2016 Recent operating performance: Good momentum . Growth Productivity Return Service • Good momentum across lending and deposits • Sound pipeline growth • Deposit to loan ratio improving • More diversity in new lending – less commercial property • Stressed assets at low levels Strength • Revenue per banker improved • Continued efficiency focus • Realigned customers to bankers (re-segmentation) • ROTE/margin industry pressure • Capital/funding – closely watching developments 21

 | Consumer Bank and Business Bank Update I 24 March 2016 Recent operating performance 22 Good growth in SME More diverse growth Growth skewed to NSW 30% 12% 70% 88% FY15 growth YTD Jan-16 growth Non-commercial property Commercial property SME Total Business Bank FY14 FY15 New lending % of total % Movement in business loan balances (by State) January 2016 year to date Total loans ($)

 | Consumer Bank and Business Bank Update I 24 March 2016 New capabilities gaining traction 23 Digital for customers Payments Digital for bankers Westpac Live with Activate/Unlock (instant additional account opening) Launching new business banking online platform Market leading merchant terminal Enhanced video conferencing and product capability Simplified origination for fast lending decisions Continuous improvement, 4 hours per banker per week saved in Commercial

 | Consumer Bank and Business Bank Update I 24 March 2016 New capabilities – Merchant terminals 24 From To • Stationary, hardwired terminal • Separate contactless payments device • Small black and white screen • Slow processing • 90,000 wireless & portable terminals rolled out • Integrated contactless payments • China UnionPay & direct currency conversion • Call to install down from 23 to 5 days • New customers up 4% YoY • Complaints down 16% YoY

 | Consumer Bank and Business Bank Update I 24 March 2016 New capabilities – LOLA 25 From – Six loan origination systems To – One-stop lending application • Time to ‘Yes’ reduced from 15 days to <1 day • 25% reduction in banker time to process • $34bn conditionally pre-approved for existing customers, $500m settled to date • Detailed data collection and rekeying for existing customers • Time consuming to obtain approval and to receive cash

 | Consumer Bank and Business Bank Update I 24 March 2016 New capabilities –Westpac Live From To • Roll-out to 800,000 business customers complete • Digital sales up 35% YoY • Complaints down 56% YoY • Online NPS1 up from -10 to +40 • Dated desktop-based design • Inconsistent experience across devices • Limited functionality • High cost and slow to change 26 1 NPS is net promoter score. Source is internal survey conducted on Westpac Live. NPS is a trademark of Bain & Co Inc., Satmetrix Systems, Inc., and Mr Frederick Reichheld.

 | Consumer Bank and Business Bank Update I 24 March 2016 Transformed St.George Business Banking Online A completely new look and feel, designed with customers at the centre 27

 | Consumer Bank and Business Bank Update I 24 March 2016 Scalable to any device 28

 | Consumer Bank and Business Bank Update I 24 March 2016 Strategic intent: Long term customer value – 4 priority segments Deep expertise in specialist products for all customers Deeper industry expertise for Commercial businesses Targeted products and services for micro businesses 1 Personally serving small businesses 2 3 4 • Large number of micro SME customers with few products • When we engage, conversion is high • Fast growing segment with significant unmet credit needs • Attractive returns • Growth shifting to services • Industry specialisation has proven system revenue and asset growth benefits • High returns and improved relationship tenure when multiple needs supported • New ways of managing working capital highly valued Build on digital self-service experience Personal service with a high virtual touch model supported by new lending and payment solutions Deeper industry expertise in target markets through specialised bankers and solutions More product specialists across payments, trade, equipment/invoice financing Opportunity Our approach Vision: To make Australian businesses stronger 2299

 | Consumer Bank and Business Bank Update I 24 March 2016 Commercial Specialist products SME Micro Our transformation agenda Best banker relationships Distribution for the 21st Century Best origination and servicing processes Reasons to choose us A B C D Digital Banker and capability investment Connect Walk out working (Activate /Unlock) LOLA Tactical business improvement Initiatives and partnerships 30 1 2 3 4 Value added services

Experienced, proven leadership team ready to deliver



Alastair Welsh
GM Westpac Commercial
25yrs | 23yrs



Julie Rynski
GM Westpac SME
35yrs | 5yrs



Cathy Yuncken
GM St George Business Banking
25yrs | 1yr



Paul Verschuer
GM Specialist Products and Services
29yrs | 12yrs



Richard Burton
Chief Financial Officer
23yrs | 5yrs



Jim Tate
Chief Product Officer
38yrs | 27yrs



Harry Wendt
GM Digital & Transformation
26yrs | 26yrs



Amanda Matehaere
GM Human Resources
27yrs | 23yrs



Kirsten O'Donoghue
Chief Risk Officer
21yrs | 21yrs



Jonathan Gibson
Chief Information Officer
26yrs | <1yr

Experience in financial services (first figure) | Experience with Westpac Group (second figure)

31 | Consumer Bank and Business Bank Update I 24 March 2016

Westpac GROUP

| Consumer Bank and Business Bank Update I 24 March 2016 Westpac Business Bank is strongly positioned 32 Maintained momentum through restructure Investment beginning to deliver Four clear strategic priorities Focused on execution and delivery WESTPAC CONSUMER BANK AND BUSINESS BANK UPDATE

 WESTPAC CONSUMER BANK AND BUSINESS BANK UPDATE

 | Consumer Bank and Business Bank Update I 24 March 2016 Appendix – Summary financials 20151 34 FY15 ($bn) Consumer Bank Business Bank Operating income 7.3 4.9 Expenses (3.1) (1.8) Core earnings 4.2 3.1 Impairment charge (0.5) (0.3) Tax & non-controlling interests (1.1) (0.8) Cash earnings 2.6 2.0 Net interest margin (%) 2.22 2.77 Expense to income ratio (%) 42.3 36.1 Net loans 321 146 Customer deposits 168 102 Deposit to loan ratio (%) 52.4 69.6 1 Based on unaudited management accounts.

 | Consumer Bank and Business Bank Update I 24 March 2016 Disclaimer 35 The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Unless otherwise noted, financial information in this presentation is presented on a cash earnings basis. Cash earnings is a non-GAAP measure. Refer to Westpac’s Full Year 2015 Financial Results (incorporating the requirements of Appendix 4E) for the full year ended 30 September 2015 available at www.westpac.com.au for details of the basis of preparation of cash earnings. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, 'indicative', ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those which we expect, depending on the outcome of various factors. Factors that may impact on the forward-looking statements made include, but are not limited to, those described in the section titled ‘Risk factors' in Westpac’s Annual Report for the year ended 30 September 2015 available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation to update any forward-looking statements contained in this presentation, where as a result of new information, future events or otherwise, after the date of this presentation.